Exhibit 99.1

PACIFIC CAPITAL BANCORP and PACIFIC CREST CAPITAL, Inc.

RECEIVE ALL REGULATORY APPROVALS

NEEDED FOR ACQUISITION

FOR IMMEDIATE RELEASE

Santa Barbara and Agoura Hills, California, January 23, 2004 / Business Wire / — Pacific Capital Bancorp (Nasdaq:PCBC) and Pacific Crest Capital, Inc. (Nasdaq:PCCI) jointly announced today that they have received all necessary regulatory approvals regarding the pending acquisition of Pacific Crest by Pacific Capital.  Reviewing agencies included the Board of Governors of the Federal Reserve System, the California Department of Financial Institutions, and the Office of the Comptroller of the Currency.  The transaction still requires the approval of the shareholders of Pacific Crest.  They are to meet on Friday, February 6, 2004.

Under the definitive agreement, announced October 16, 2003, Pacific Capital is to acquire Pacific Crest in an all cash transaction valued at $135.8 million, or $26.00 for each diluted share of Pacific Crest common stock. The transaction is expected to close the first week in March 2004.

Pacific Crest Capital, Inc. is an Agoura Hills, California-based bank holding company with $592 million in assets that conducts business through its wholly-owned subsidiary, Pacific Crest Bank, which has three full-service California branches located in Beverly Hills, Encino and San Diego. The company’s web site can be found at www.paccrest.com.

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank and San Benito Bank. Pacific Capital Bank, N.A. is a 41-branch community bank network serving customers in six Central Coast counties, from the communities of Morgan Hill in the north to Westlake Village/Thousand Oaks in the south.  The company’s web site can be found at www.pcbancorp.com.

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp and Pacific Crest Capital, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that relate to future financial performance and condition, and pending mergers. These forward-looking statements involve certain risks and uncertainties, many of which are beyond Pacific Capital Bancorp’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) the success of Pacific Capital Bancorp at integrating Pacific Crest Capital, Inc. into its organization; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) increased competitive pressure among financial services companies; (5) legislative or regulatory changes adversely affecting the businesses in which Pacific Capital Bancorp and/or Pacific Crest Capital, Inc. engage; (6) the impact of terrorist acts or military actions; and (7) other risks detailed in reports filed by Pacific Capital Bancorp and Pacific Crest Capital, Inc. with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made, and neither Pacific Capital Bancorp nor Pacific Crest Capital, Inc. undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Legal Information

Pacific Crest Capital, Inc. has filed a proxy statement and Pacific Capital Bancorp and Pacific Crest Capital, Inc. have filed other documents regarding the proposed acquisition with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decision, investors and security holders of Pacific Crest Capital, Inc. are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed acquisition. A definitive proxy statement has been sent to the shareholders of Pacific Crest Capital, Inc. seeking their approval of the proposed acquisition.  Investors and security holders of Pacific Crest Capital, Inc. may obtain a free copy of the definitive proxy statement and other documents filed with, or furnished to, the SEC by Pacific Crest Capital, Inc. and Pacific Capital Bancorp at the SEC’s web site at http://www.sec.gov.  In addition, a copy of the definitive proxy statement and other documents filed with the SEC by Pacific Crest Capital, Inc. are available without charge from the Investor Relations Department, Attn: Noma Kaz, Pacific Crest Capital, Inc., 30343 Canwood Street, Agoura Hills, CA 91301. Individual copies of documents filed with the SEC by Pacific Capital Bancorp are available free of charge from the Investor Relations Department, Attn: Deborah Lewis Whiteley, Pacific Capital Bancorp, 1021 Anacapa Street, 3rd Floor, Santa Barbara, CA 93101.

Pacific Crest Capital, Inc., its directors, executive officers and certain other persons may be soliciting proxies from Pacific Crest Capital, Inc. shareholders in favor of the approval of the acquisition.  Information about the executive officers and directors of Pacific Crest Capital, Inc. and their ownership of and interests in Pacific Crest Capital, Inc. stock is set forth in Pacific Crest Capital, Inc.’s Proxy Statement for its 2003 Annual Meeting of Shareholders filed with the SEC on

April 16, 2003, and in Pacific Crest Capital’s Proxy Statement for its Special Meeting of Shareholders on February 6, 2004, filed with the SEC on January 7, 2004.

Contact:	Pacific Crest Capital, Inc.	Pacific Capital Bancorp
	Gary Wehrle	Deborah Lewis Whiteley
	Chairman of the Board	Senior Vice President
	Chief Executive Officer	Director, Investor Relations
	(818) 865-3300	(805) 884-6680
whiteley@pcbancorp.com

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